UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2023

Atlas Energy Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41640	88-0523830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5918 W. Courtyard Drive, Suite 500 Austin, Texas	78730
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (512) 220-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AESI	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2023, the Compensation Committee (the “Compensation Committee”) of the board of directors (the “Board”) of Atlas Energy Solutions Inc. (the “Company”) recommended, and the Board adopted and approved, the Company’s Management Change in Control Severance Plan (the “Plan”), effective May 22, 2023.

The Plan was adopted to provide for severance pay and benefits to participating members of management (a “Participant”) upon a qualifying termination or a termination due to death or disability. The Plan was approved by the Compensation Committee and the Board to, among other things, attract and retain talent and to assure the present and future continuity, objectivity, and dedication of management in the event of any Change in Control to maximize the value of the Company upon a Change in Control. For purposes of the Plan, a “Change in Control” event shall have the same definition as such term within the Company’s then-current long term incentive plan.

A “Qualifying Termination” is generally defined as a termination by the Company without cause, or a termination by the Participant for good reason. Upon a Qualifying Termination of a Participant outside of the period of time beginning six months prior to the occurrence of a Change in Control and lasting through the 18-month anniversary of the occurrence of the Change in Control (the “Covered Period”) or a termination due to death or disability (collectively, a “Non-CIC Termination”), so long as the Participant satisfies the conditions to payment of severance benefits described below, the Participant will be entitled to receive the following severance benefits: (i) a lump sum cash severance payment calculated by multiplying the Participant’s individual severance multiplier (described below) by the aggregate amount of the Participant’s base salary and target cash bonus amount for the year in which the applicable termination occurs; (ii) a lump-sum cash payment equal to the pro-rated amount of the Participant’s target cash bonus award set for the year in which the applicable termination occurs, pro-rated on a daily basis for the applicable calendar year; (iii) subject to the Participant’s timely election of continuation coverage pursuant to COBRA, a lump sum equal to the employer portion of continued coverage for 18 months following the separation date for the Participant and the Participant’s spouse and eligible dependents under the Company’s health plans; and (iv) payment or reimbursement, as applicable, of (x) earned but unpaid base salary as of the date of the applicable termination; (y) all incurred but unreimbursed expenses for which the Participant is entitled to reimbursement; and (z) benefits to which the Participant is entitled under the terms of any applicable Company benefit plan or program (collectively, the “Accrued Benefits”).

Upon a Qualifying Termination of a Participant during a Covered Period (a “CIC Termination”), so long as the Participant satisfies the conditions to payment of severance benefits described below, the Participant will be entitled to receive the following severance benefits: (i) a lump sum cash severance payment calculated by multiplying the Participant’s individual severance multiplier by the aggregate amount of the Participant’s base salary and target cash bonus amount for the year in which the applicable Qualifying Termination occurs; (ii) a lump-sum cash payment equal to the amount of the Participant’s target cash bonus award set for the year in which the applicable Qualifying Termination occurs; (iii) subject to the Participant’s timely election of continuation coverage pursuant to COBRA, a lump sum equal to the employer portion of continued coverage for 24 months following the separation date for the Participant and the Participant’s spouse and eligible dependents under the Company’s health plans; and (iv) the Accrued Benefits.

Each Participant will receive an individual participation agreement that contains that Participant’s terms of eligibility and any provisions that may be applicable to the Participant in addition to or as modification of the terms of the Plan, including an individualized severance multiplier that will be applicable for calculating the lump sum cash payments described above. The individual severance multipliers for the Chief Executive Officer (the “CEO”), President and Chief Financial Officer (the “CFO”) and Executive Vice President, Sales & Marketing (the “EVP”) of the Company are, with respect to any Non-CIC Termination, 2X for each of the CEO and CFO, and 1.5X for the EVP and, with respect to any CIC Termination, 3X for each of the CEO and CFO, and 2X for the EVP. Payment of the severance benefits under the Plan is subject to a Participant’s execution and non-revocation of a general release of claims in favor of the Company and the Participant’s continued compliance with the terms of the Plan, including, but not limited to, the restrictive covenant obligations set forth therein. Participants in the Plan are subject to the following restrictive covenants pursuant to the terms of the Plan: (i) perpetual confidentiality, (ii) perpetual non-disparagement of the Company, and (iii) cooperation regarding the orderly winding up of his or her job duties and responsibilities for a reasonable period of time following the Participant’s termination. For Participants who are eligible for severance benefits under any general severance policy or plan maintained by the Company or any individual agreement between the Participant and the Company that provides for severance benefits, the Plan will be (i) in lieu of and not in addition to any such severance benefits and (ii) reduced by any severance benefits to which the Participant is entitled by operation of statute or government regulations.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS ENERGY SOLUTIONS INC.

	By:	/s/ John Turner
		Name:	John Turner
Date: May 26, 2023		Title:	President and Chief Financial Officer